UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported):  July 6, 2016

ITT EDUCATIONAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13144	36-2061311
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

13000 North Meridian Street
Carmel, Indiana 46032-1404
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (317) 706-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

To the extent applicable under this Item, the information set forth under Item 8.01 below is incorporated by reference into this Item 2.04.

Item 8.01                      Other Events

As previously disclosed, on June 6, 2016, ITT Educational Services, Inc. (the “Company”) received a letter (the “June 6 ED Letter”) from the U.S. Department of Education (the “ED”) stating that the ED has determined that the amount of surety provided by the Company (which assures the Secretary of Education that funds would be available from which to make refunds, provide teach-out facilities and meet institutional obligations to the ED) must be increased from $79,707,879 to $123,646,182.  The June 6 ED Letter states that the Company can provide the additional amount required of $43,938,303 (the “Additional Amount”) to be held as additional ED Escrowed Funds (as defined below) under the ED Agreement (as defined below), or that the Company may provide a new letter of credit payable to the ED in the Additional Amount.  The June 6 ED Letter provides that the Additional Amount must be provided under either option within 45 days from the date of the June 6 ED Letter.  The Additional Amount will also be held in escrow or pursuant to a letter of credit until November 4, 2019, unless the Company is notified on or before then of the requirement and reasons that the ED Agreement needs to be extended, to the extent provided in the ED’s financial responsibility regulations.

As previously disclosed, the Company originally submitted a letter of credit payable to the ED in the full amount of the initial $79.7 million required amount (the “ED Letter of Credit”).  On December 16, 2015, the Company and the ED entered into an agreement (the “ED Agreement”), which provided that the Company would provide funds to the ED for the ED to maintain in an escrow account (the “ED Escrowed Funds”) in lieu of the ED Letter of Credit.  On December 17, 2015, the Company provided to the ED funds in the amount of $79.7 million, which the ED will hold until November 4, 2019, subject to extension as noted above.  As a result of the Company’s provision of funds under the ED Agreement, the ED Letter of Credit was cancelled on December 22, 2015.

On July 6, 2016, in response to discussions between the Company and the ED since the Company’s receipt of the June 6 ED Letter, the Company received a letter (the “July 6 ED Letter”) from the ED regarding the Additional Amount.  The July 6 ED Letter provides that the Company must agree to post the Additional Amount in three equal installments of $14,646,601 on each of July 20, 2016, September 30, 2016, and November 30, 2016.  The July 6 ED Letter also states that prior to the Company’s last installment due on November 30, 2016, the ED will evaluate the Company’s Title IV funding level for the 2016 fiscal year to determine if an adjustment in the scheduled payment amount can be made while ensuring that the amount held in surety still represents at least 20% of the Company’s annual student aid funding, and, if the ED has determined that an adjustment in the payment amount is needed, the Company will be notified in writing.  The Company believes that, after the first two scheduled payments on July 20, 2016 and September 30, 2016, the ED will hold in excess of 20% of the Company’s Title IV funding calculated either on (1) actual Title IV receipts for the twelve months ended September 30, 2016, or (2) estimated Title IV receipts for the twelve months ended December 31, 2016.  However, there can be no assurances that the ED will adjust the payment due on November 30, 2016 or, if an adjustment is made, what the amount of the adjustment will be.

The Company expects to provide to the ED the Additional Amount from its operating cash flows, with those funds to be maintained by the ED in an escrow account.  In order to generate sufficient cash from operations to provide the Additional Amount, the Company expects to implement certain modifications to its historical marketing and recruitment strategy.  The specific details of the modifications are being finalized, and are expected to be reported by the Company in future filings with the U.S. Securities and Exchange Commission and other public disclosures as appropriate.

The sanctions imposed on the Company by the ED could have a material adverse effect on the Company’s financial condition, results of operations, cash flows and ability to meet its contractual and regulatory obligations.  Further, there can be no assurance that the Company will be able to fund the Additional Amount to be held in escrow or submit a letter of credit in the Additional Amount.  The Company’s provision of the Additional Amount to be held in escrow, or its provision of cash required to collateralize a letter of credit in the Additional Amount, will have a material adverse effect on the Company’s liquidity, and will significantly reduce the amount of cash that it will have available for other purposes, including to satisfy its future payment obligations under the guarantee arrangements related to the two private education loan programs to which it is subject.  The fact that a significant amount of the Company’s cash is and will be held in connection with the ED’s requirements could also negatively affect the Company’s ability to satisfy the financial metrics of the ED, state education and professional licensing authorities and the accrediting commissions that accredit the Company’s institutions.

Except for the historical information contained herein, the matters discussed in this report are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company’s management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the failure of the company to show cause to ACICS’ satisfaction that the Company’s institutions’ grants of accreditation should not be withdrawn or conditioned; the impact of adverse actions by the ED related to certain deficiencies; the inability of the Company to fund the Additional Amount; the action by the U.S. Securities and Exchange Commission against the company; issues or negative determinations related to the restatement of the company’s financial statements; the company’s failure to submit its 2013 audited financial statements and 2013 compliance audits with the ED by the due date; the impact of the consolidation of variable interest entities on the company and the regulations, requirements and obligations that it is subject to; the inability to obtain any required amendments or waivers of noncompliance with covenants under the company’s financing agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; the failure of potential settlements to be approved and finalized on the terms proposed or initially agreed to; the effects of the cross-default provisions in the company’s financing agreement; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company’s eligibility to participate in, student financial aid programs utilized by the company’s students; business conditions in the postsecondary education industry and in the general economy; the company’s failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company’s ability to implement its growth strategies; the company’s ability to retain or attract qualified employees to execute its business and growth strategies; the company’s failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company’s existing program offerings and new curricula; the company’s ability to repay moneys it has borrowed; the company’s ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company’s filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2016

ITT Educational Services, Inc.

By:	/s/ Rocco F. Tarasi, III
Name:	Rocco F. Tarasi, III
Title:	Executive Vice President, Chief
Financial Officer